UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2009
Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203 Navy Yard Corporate Center Philadelphia, PA		19112
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2009, Resource America, Inc. (NASDAQ: REXI) (the "Company"), entered into an amendment (the “Sixth Amendment”) to the Loan and Security Agreement dated as of May 24, 2007 between the Company and TD Bank, N.A. (successor by merger to Commerce Bank, N.A.), for itself and as agent for the Lenders defined therein.  The terms of the Sixth Amendment are set forth in their entirety in Exhibit 10.1 hereto, which is incorporated herein by reference.  The Company and Lenders have entered into the Sixth Amendment as an interim measure to provide sufficient time to effectuate a comprehensive revision of the Loan and Security Agreement.  While the Company currently anticipates that the formal documentation for a comprehensive revision will be completed and executed on a timely basis, there can be no assurance that the Company will be able to do so or be able to do so on terms acceptable to the Company.

Item 9.01 Financial Statements and Exhibits

       (d)  Exhibits

Exhibit No.	Description
10.1	Sixth Amendment to Loan and Security Agreement dated March 26, 2009 by and among Resource America, Inc. and TD Bank, N.A. (successor by merger to Commerce Bank, N.A.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Resource America, Inc.

Date: March 27, 2009	/s/ Thomas C. Elliott Thomas C. Elliott Senior Vice President - Finance and Operations

 EXHIBIT INDEX

Exhibit No.	Description
10.1	Sixth Amendment to Loan and Security Agreement dated March 26, 2009 by and among Resource America, Inc. and TD Bank, N.A. (successor by merger to Commerce Bank, N.A.).